                                                                   EX-99.B(p)(9)

WELLS CAPITAL MANAGEMENT
--------------------------------------------------------------------------------




                                CODE OF ETHICS

                  POLICY ON PERSONAL SECURITIES TRANSACTIONS
                                      AND
                                INSIDER TRADING



                                 Version 7.00

Date of last revision:                                            September 2000

  Wells Capital Management Code of Ethics 7.00                                 2

                               TABLE OF CONTENTS

I.        INTRODUCTION............................................................................................       3
      I.1    CODE OF ETHICS.......................................................................................       3
      I.2    "ADVISORY REPRESENTATIVE"............................................................................       3
      I.3    "BENEFICIAL OWNERSHIP"...............................................................................       3

II.       PENALTIES...............................................................................................       5

      II.1   VIOLATIONS OF THE CODE................................................................................      5
      II.2   PENALTIES.............................................................................................      5
      11.3   DISMISSAL AND/OR REFERRAL TO AUTHORITIES..............................................................      5

III.      EMPLOYEE TRADE PROCEDURES................................................................................      7

      III.1  PRE-CLEARANCE.........................................................................................      7
      III.2  TRADE REPORTS.........................................................................................      8
      III.3  POST-REVIEW...........................................................................................      9
      III.4  PRE-CLEARANCE AND REPORTING REQUIREMENTS..............................................................      9
      III.5  CONFIDENTIALITY.......................................................................................      9
      III.6  ACKNOWLEDGMENT OF BROKERAGE ACCOUNTS..................................................................     10
      III.7  INITIAL AND ANNUAL HOLDINGS REPORT....................................................................     10

IV.       RESTRICTIONS.............................................................................................     11

      IV.1   RESTRICTED SECURITIES.................................................................................     11
      IV.2   SHORT-TERM TRADING PROFITS (60-DAY TRADING RULE)......................................................     12
      IV-3   BLACKOUT PERIODS......................................................................................     12
      IV.4   NSIDER TRADING........................................................................................     13
      IV.5   GIFTS AND HOSPITALITY.................................................................................     13
      IV.6   DIRECTORSHIPS AND OTHER OUTSIDE EMPLOYMENT............................................................     13

V.        REGULATORY REQUIREMENTS..................................................................................     14

      V.1    INVESTMENT ADVISERS ACT OF 1940 AND INVESTMENT COMPANY ACT OF 1940....................................     14
      V.2    REGULATORY CENSURES...................................................................................     14
VI.       ACKNOWLEDGMENT AND CERTIFICATION.........................................................................     15
VII.      FREQUENTLY ASKED QUESTIONS (FAQS)........................................................................     16

Date of last revision:                                            September 2000

Wells Capital Management Code of Ethics 7.00                                   3

I.   INTRODUCTION
================================================================================

     I.1 Code Of Ethics       Wells Capital Management (Wells Capital), as a
                              registered investment adviser, has an obligation to maintain a policy governing personal securities transactions and insider trading by its officers and employees. This Code of Ethics and Policy on Personal Securities Transactions and Insider
                              Trading ("Code") is adopted under Rule 17j-1 of the Investment Company Act and Section 204A of the
                              Investment Advisers Act. This Code outlines the policies and procedures for such activities based on the recognition that a fiduciary relationship exists between Wells Capital and its clients. All references in this Code to employees, officers, directors, accounts, departments and clients refer to those of Wells Capital.

                              In addition to this Code, please refer to the policies outlined in the Handbook for Wells Fargo Team Members and the Wells Fargo Code of Conduct and Business Ethics.

                              Acknowledgment of, and compliance with, this Code is a condition of employment. A copy of the Code and applicable forms are available on Wells Capital's common drive:

                              As an employee, you must -

                                   .    Be ethical

                                   .    Act professionally

                                   .    Improve competency

                                   .    Exercise independent judgment

     I.2 "Advisory            For the purposes of this Code, Wells Capital
         Representative"      defines "advisory Representative" representative"
                              as any director, officer or employee, who in connection with his or her regular functions or duties -

                                   .    makes, participates in, or obtains
                                        information regarding the purchase or
                                        sale of a security for an advisory
                                        client, or

                                   .    whose functions are related to the
                                        making of any recommendations with
                                        regard to such purchases or sales.

                              Because all personnel may at some time access or obtain investment information, Wells Capital designates all employees (including independent
                                         -------------
                              contractors, if deemed appropriate) as "advisory representatives," and thereby subject to the policies and procedures of the Code. The list of advisory personnel will be updated each quarter.

     I.3 "Beneficial          Personal securities transaction reports should
          Ownership"          include all accounts for which you have direct or
                              indirect control. These include accounts over which you have any control, influence, authority, either with or without beneficial interest, whether directly or indirectly, including -

Date of last revision:                                            September 2000

Wells Capital Management Code of Ethics 7.00                                   4


                                   .    accounts of immediate family members in
                                        the same household; and

                                   .    any other account including but not
                                        limited to those of relatives and
                                        friends, over which you direct
                                        activities.

                              Direct and indirect control may be further construed to include accounts for which an Advisory Representative is sole owner, joint owner, trustee, co-trustee, or attorney-in-fact.

Date of last revision:                                            September 2000

II.  Wells Capital Management Code of Ethics 7.00                              5


II.  PENALTIES
================================================================================

   II.1 Violations of the Code  The firm's Chief Compliance Officer will report violations of the Code on a quarterly basis to the President. Each Advisory Representative should immediately report to the Chief Compliance Officer any known or reasonably suspected violations of this Code of which he or she becomes aware.

   II.2 Penalties               Penalties may be imposed on an Advisory
                                Representative as follows:

                                 .  Minor Offenses -
                                    . First minor offense - Verbal warning;
                                    . Second minor offense - Written notice;
                                    . Third minor offense - $1,000.00 fine to be
                                      donated to the advisory representative's charity of choice*;
                                 .  Substantive Offenses -
                                    . First substantive offense - Written
                                      notice;
                                    . Second substantive offense - $1,000 or
                                      disgorgement of profits (whichever is
                                      greater) to be donated to the advisory
                                      representative's charity of choice*;
                                    . Third substantive offense - Termination of
                                      employment and/or referral to authorities.

                                Minor offenses include the following:
                                failure or late submissions of quarterly trade reports and signed acknowledgments of Code of Ethics forms and certifications, failure to request trade pre-clearance, and conflicting pre-clear request dates versus actual trade dates.

                                Substantive offenses include the following:
                                unauthorized purchase/sale of restricted securities outlined in the Code, violations of seven-day blackouts, short-term trading for profit (60-day rule), trading in conflict with clients' transactions (such as the appearance of potential front-running or scalping), and insider trading.

Date of last revision:                                            September 2000

                      Wells Capital Management Code of Ethics 7.00



                      Wells Capital reserves the right to escalate the terms of this Penalties section at any time and to use corrective action that it determines is appropriate (including referral to authorities) - and, if necessary, to terminate employment immediately.

                      * The fines will be made payable to the Advisory Representative's charity of choice and turned over to Wells Capital, which in turn will mail the donation check on behalf of the advisory representative.

   II.3 Dismissal     Repeated violations of the Code may result in dismissal.
        and/or        In addition, a single flagrant violation, such as fraud or
        Referral to   insider trading, will result in dismissal and referral to
        Authorities   authorities.

                      The firm's Chief Compliance Officer will forward potential Code violations involving affiliated mutual funds to Wells Fargo Bank Mutual Fund Compliance.

Date of last revision:                                            September 2000

Wells Capital Management Code of Ethics 7.00                                   7



III. EMPLOYEE TRADE PROCEDURES
================================================================================

   III.1 Pre-clearance   .  All Advisory Representatives in the firm must pre-
                            ----------------------------
                            clear personal securities transactions as specified
                            in Section III.4.
                         .  All pre-clearance requests must be submitted via
                            electronic mail to WCM Risk Manage in the Global
                            Address List. This will allow anyone in the
                            Compliance group to pre-clear requests at all times.
                            Responses will be sent back via electronic mail.
                            Exceptions will be made only for telephone requests
                                                    ----
                            from Advisory Representatives who are out of the
                            office on business or on vacation. It is the
                            responsibility of the Advisory Representative to
                            ensure that Compliance receives pre-clearance
                            requests. If it appears that E-mail is down, please
                            contact anyone from the Compliance group directly.
                         .  At a minimum, indicate the following information on
                            ------------
                            your pre-clearance request -
                             (a) Transaction Type:  BUY or SELL
                             (b) Security Description / Ticker or CUSIP
                             (c) Security Type:  Common Stock, Options, or Bonds
                         .  Telephone requests from beneficial account holders
                            outside the firm will be accepted. Responses to requests will be forwarded to the Advisory
                            Representative via electronic mail.
                         .  Requests may be submitted from 7:00 am (Pacific)
                            until an hour before the market closes for the day.
                            Barring any problems with systems access (i.e., SEI, Advent/Moxy), responses will be made no more than an hour from the receipt of request.
                         .  Pre-cleared trades are valid for same day trades
                            only. No exceptions.
                         .  Pre-clearance does not preclude the possibility of a
                            potential conflict appearing after the execution of an employee trade. Trades will be screened for blackout violations and other conflicts, but quarter-end review of each personal trade will reveal conflicts occurring after the trade is executed (for example, 60-day rule violation).
                         .  The use of the electronic mail system ensures that
                            each report is date-stamped, and it is the responsibility of each Advisory Representative to ensure that the report has been received by Wells
                            Capital Compliance.

                         Personal securities transactions should be reported, whether pre-cleared or not.

Date of last revision:                                            September 2000

Wells Capital Management Code of Ethics 7.00                                   8


  III.2 Trade Reports    .  Quarterly Trade Reports which list personal
                            securities transactions for the quarter must be
                            submitted by all employees no later than the 10th
                                                       ----------------------
                            day after the end of each calendar quarter. This 10-
                            ------------------------------------------
                            day deadline is a federal requirement and includes weekends and holidays. If the 10th day falls on a weekend or a holiday, the report is due the business day immediately preceding this deadline.
                         .  Quarterly Trade Reports must be submitted using the
                            Quarterly Trade Report form to Wells Capital
                            Compliance, either via email (to WCM Risk Manage) or via MAC (A0103-101). If there are no activities for the quarter, a report indicating such is still required to be submitted.
                         .  Wells Capital requires duplicate copies of trades
                            confirms and monthly or quarterly brokerage account statements to be forwarded to Compliance. If your broker is unable to directly send duplicate copies, please inform Compliance in writing to document this. Use the Request for Dupe Confirms form to submit your request to your brokers (with a cc to Wells Capital Compliance).
                         .  When opening or closing brokerage accounts, please
                            notify Compliance in writing (quarterly) by using the Acknowledgment of Brokerage Accounts form.

                         Forms relating to the Code of Ethics are available in the common drive under the Wells Cap-News/Risk Management/Code of Ethics folder.

Date of last revision:                                            September 2000

Wells Capital Management Code of Ethics 7.00                                   9



   III.3 Post-review     Wells Capital Compliance will match any broker
                         confirms/statements received to pre-clearance requests.
                         Discrepancies will be documented and may be subject to censures, as outlined in the PENALTIES section of this Code.

                         Employee transactions will also be screened for the following:

                         .  Same day trades: Transaction occurring on the same
                            ----------------
                            day as the purchase or sale of the same security in a managed account.
                         .  7-day Blackout period: Transaction up to and
                            ----------------------
                            including seven calendar days before and after the purchase and/or sale of the same security in a managed account as described in Sec. I.V.3 of the Code (For non-S&P500 securities). Note: All interim activity is considered, not just the initial purchase or sale of a security.
                         .  Short-term trading profits: Purchase/Sale, or vice
                            ---------------------------
                            versa, occurring within 60 days in the same security resulting in net profit. Advisory Representatives are responsible for ensuring that the 60-day rule is observed when sale requests are made for securities previously purchased, or vice versa.
                         .  Other Potential conflicts: Certain transactions may
                            --------------------------
                            also be deemed in conflict with the Code and will warrant additional review, depending on the facts and circumstances of the transaction.



    III.4 Pre-Clearance  The table below indicates pre-clearance and reporting
    and Reporting        requirements. Requirements for all other security type
    Requirements         transactions must be checked with Compliance.

                         Security Type           Pre-Clearance       Qtrly
                         -------------           -------------     Reporting
                                                                   ---------
                         Equity transactions*          Yes            Yes
                         Fixed Inc transactions        Yes            Yes
                         Wells Fargo stock             No             Yes
                         Open-ended MF                 No             No
                         Proprietary MF                No             No
                         US Tsy/Agencies               No             No
                         Short term/cash equiv.        No             No
                         SPP/DRIPs- auto purch**       No             No

                         *Including options, exchange-traded closed-end mutual funds.
                         **Sale of stocks from SPP or DRIPS: Please notify Wells
                           ----
                         Capital Compliance in writing of the sale and include transactions in your quarterly reports.

Date of last revision:                                            September 2000

Wells Capital Management Code of Ethics 7.00                                  10


   III.5 Confidentiality       All reports of personal securities transactions,
                               holdings and any other information filed pursuant to this Code will be kept CONFIDENTIAL, provided, however that such information will also be subject to review by appropriate Wells Capital
                               Personnel (Compliance and/or Senior Management) and legal counsel. Such information will also be provided to the Securities and Exchange
                               Commission ("SEC") or other government authority when properly requested or under court order.

   III.6 Acknowledgment of     All Advisory Representatives are required to
         Brokerage Accounts    submit a list of all brokerage accounts as
                               required by the Code at the time of hire. In addition, employees are responsible for ensuring that new or closed accounts are communicated to Compliance quarterly. For reporting purposes, use the Acknowledgment of Brokerage Accounts form.


   III.7 Initial and Annual    All Advisory Representatives are required to
         Holdings Report       report brokerage accounts and holdings (subject
                               to Code requirements) within 10 days of
                               employment. An Advisory Representative's broker statement will suffice in lieu of a separate initial or annual holdings report. It is the Advisory Representative's responsibility to ensure that Compliance receives duplicate copies of statements and/or confirms if those are sent directly by the brokers.

Date of last revision:                                            September 2000

Wells Capital Management Code of Ethics 7.00                11



IV   RESTRICTIONS
================================================================================
The following are Wells Capital's restrictions on personal trading:



   IV.1 Restricted Securities

----------------------------------------------------------------------------------------------------------------------
           SECURITY TYPE                             PURCHASE                                   SALE
----------------------------------------------------------------------------------------------------------------------
A.  S&P500 stocks
                                                    PERMITTED                                PERMITTED
                                        Subject to one-day blackout during       Subject to one-day blackout during
                                        execution of client trades (except       execution of client trades (except
                                          index program trades).  Must           index program trades).  Must pre-clear
                                                                  ----                                   --------------
                                                    pre-clear.
                                                    --------
----------------------------------------------------------------------------------------------------------------------
B.  Any security not included in                                                             PERMITTED
    the S&P500 above and not defined                PERMITTED                    Subject to pre-clearance requirements.
    as "small cap" below.                Subject to pre-clearance requirements.
----------------------------------------------------------------------------------------------------------------------
C.  Any restricted list security                                                 PERMITTED, subject to the following:
    (and its associated option)                     PROHIBITED                   .  If security held prior to Wells
    defined as "small cap"                                                          Capital employment and/or version
    (capitalization as defined by the                                               9.99 of the Code, sale permitted
    holdings in WCM-actively managed                                                subject to pre-clearance
    Small Cap funds including mutual                                                requirements.
    funds, DIFs and Collectives.
    Small cap holdings in WCM-managed
    small cap index funds are excluded
    from this list.
----------------------------------------------------------------------------------------------------------------------
D.  Any security issued by a Wells                                               PERMITTED, subject to the following:
    Capital client                                  PROHIBITED                   .  If security held prior to Wells
                                                                                    Capital employment and/or version
                                                                                    9.99 of the Code, sales subject to
                                                                                    pre-clearance requirements.
----------------------------------------------------------------------------------------------------------------------
E.  Automatic investment programs
    or direct stock purchase plans                   PERMITTED                                  PERMITTED
                                         .  Subject to Code of Ethics            .  Subject to Code of Ethics reporting
                                            reporting requirements                  requirements
----------------------------------------------------------------------------------------------------------------------
F.  Initial Public Offerings (IPO's)                                             PERMITTED, only
                                                    PROHIBITED                   .  If security held prior to Wells
(An IPO is a corporation's first                                                    Capital employment and/or version
offering of a security                                                              9.99 of the Code, sales subject to
representing shares of the company                                                  pre-clearance requirements.
to the public)
----------------------------------------------------------------------------------------------------------------------
G.  Private Placements                                                           PERMITTED, only
                                                    PROHIBITED                   .  If security held prior to Wells
(A private placement is an offer or                                                 Capital employment and/or version
sale of any security by a                                                           9.99 of the Code, sales subject to
brokerage firm not involving a                                                      pre-clearance requirements.
public offering, for example, a
venture capital deal).
----------------------------------------------------------------------------------------------------------------------

Wells Capital Management Code of Ethics 7.00                                  12



  IV.2 Short-Term Trading Profits       The purchase and sale, or the sale and
       (60-Day Trading Rule)            purchase, of the same security
                                        (or equivalent) within 60 calendar days
                                        and at a profit is PROHIBITED.

                                             .    This restriction applies
                                                  without regard to tax lot
                                                  considerations and short-
                                                  sales;

                                             .    Exercised options are not
                                                  restricted, however, purchases
                                                  and sales of options occurring
                                                  within 60 days resulting in
                                                  profits are PROHIBITED;

                                             .    Exceptions require advance
                                                  written approval from the
                                                  firm's Chief Compliance
                                                  Officer (or designee).

                                        Profits from any sale before the 60-day
                                        period expires may require disgorgement.
                                        Please refer to "Penalties", section II
                                        of this Code, for additional details.

  IV. 3 Blackout Periods                For securities in the S&P 500 stocks, a
                                        one-day firm-wide blackout will apply if the issue is being traded on behalf of a client, at the time the pre-clear request is made. The blackout will not apply to trades of WCM-managed Index funds.

                                        All other issues are subject to a seven-day firm-wide blackout period if traded on behalf of WCM-managed funds (Mutual funds, DIFs, Collectives).

                                        Blackout periods apply to both buy and
                                        sell transactions.

Wells Capital Management Code of Ethics 7.00                                  13



  IV.4 Insider Trading                  Wells Capital considers information
                                        material if there is a substantial
                                        likelihood that a reasonable shareholder would consider it important in deciding how to act. Information is considered non-public when it has not been disseminated in a manner making it available to investors generally.
                                        Information becomes public once it is
                                        publicly disseminated, limited
                                        disclosure does not make the information public (e.g., disclosure by an insider to a select group of persons).

                                        Wells Capital generally defines insider
                                        trading as the buying or selling of a
                                        security, in breach of fiduciary duty or
                                        other relationship of trust and
                                        confidence, while in possession of
                                        material non-public information. Insider
                                                                         -------
                                        trading is a violation of federal
                                        ---------------------------------
                                        securities laws, punishable by a maximum
                                        ---------------
                                        prison term of 10 years and fines of up
                                        to $1 million for the individual and
                                        $2.5 million for the firm.

                                        Tipping of material, non-public
                                        information is PROHIBITED. An Advisory
                                        Representative cannot trade, either
                                        personally or on behalf of others, while in possession of such information.

                                        Front-running/scalping involves trading
                                        on the basis of non-public information
                                        regarding impending market transactions.

                                        .    Trading ahead of, or "front-
                                             running," a client or proprietary
                                             mutual fund order in the same
                                             security; or

                                        .    Taking a position in stock index
                                             futures or options contracts prior
                                             to buying or selling a block or
                                             securities for a client or
                                             proprietary mutual fund account
                                             (i.e., self-front running).

                                        Scalping occurs when an Advisory
                                        Representative purchases shares of a
                                        security for his/her own account shortly before recommending or buying that security for long-term investment to a client and then immediately selling the shares at profit upon the rise in the market price following the recommendation.

  IV.5 Gifts and Hospitality            Wells Capital, as a policy, follows
                                        Wells Fargo Bank's policy regarding
                                        gifts and hospitality. Please refer to
                                        WFB Employee Handbook for requirements.

  IV.6 Directorships and Other          Wells Capital, as a policy, follows
       Outside Employment               Wells Fargo Bank's policy regarding
                                        directorships and other outside
                                        employment. Please refer to WFB Employee
                                        Handbook for requirements.

Wells Capital Management Code of Ethics 7.00                                  14



V    REGULATORY REQUIREMENTS
================================================================================

  V.1 Investment Advisers Act      The SEC considers it a violation of general
    of 1940 and Investment         antifraud provisions of federal securities
      Company Act of 1940          laws whenever an adviser, such
                                   as Wells Capital, engages in fraudulent, deceptive or manipulative conduct. As a fiduciary to client assets, Wells Capital cannot engage in activities which would result in conflicts of interests (for example, "front-running," scalping, or favoring proprietary accounts over those of the clients').

  V.2 Regulatory Censures          The SEC can censure, place limitations on the
                                   activities, functions, or operations of, suspend for a period not exceeding twelve months, or revoke the registration of any investment adviser based on a:

                                   >    Failure reasonably to supervise, with a
                                        view to preventing violations of the
                                        provisions of the federal securities
                                        laws, an employee or a supervised person who commits such a violation.
                                   >    However, no supervisor or manager shall
                                        be deemed to have failed reasonably to
                                        supervise any person, if

                                             (a)  there have been established
                                                  procedures, and a system for
                                                  applying such procedures,
                                                  which would reasonably be
                                                  expected to prevent and
                                                  detect, insofar as
                                                  practicable, any such
                                                  violation by such other person
                                                  and
                                             (b)  such supervisor or manager has
                                                  reasonably discharged the
                                                  duties and obligations
                                                  incumbent upon him/her by
                                                  reason of such procedures and
                                                  systems without reasonable
                                                  cause to believe that such
                                                  procedures and system were not
                                                  being complied with.

Wells Capital Management Code of Ethics 7.00                                  15


VI   ACKNOWLEDGEMENTS AND CERTIFICATION
================================================================================

I certify that I have received, read, understood and recognize that I am subject to Wells Capital Management's Code of Ethics and Policy on Personal Securities Transactions and Insider Trading. This Code is in addition to Wells Fargo's policy on Business Conduct and Ethics, as outlined in the Employee Handbook.

In addition to certifying that I will provide complete and accurate reporting as required by the Code and have complied with all requirements of the Wells Capital Management Code, I certify that I will not:

 . Execute any prohibited purchases and/or sales, directly or indirectly, that are outside those permissible by the Code;

 .  Employ any device, scheme or artifice to defraud Wells Fargo, Wells Capital
   Management or any company;

 . Engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon Wells Fargo, Wells Capital Management or any company;

 . Make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they are made, not misleading;

 .  Engage in any manipulative practice with respect to Wells Fargo, Wells
   Capital Management or any company;

 .  Trade on inside information;

 . Trade ahead of or front-run any transactions for Wells Capital managed accounts;

 .  Trade without obtaining the necessary pre-clearance.

I understand that it is a violation of the Investment Advisers Act of 1940 to fail to submit a record of my personal securities transactions within 10 calendar days of quarter-end.

I understand that, as an employee of Wells Capital Management, it is my responsibility to submit a list of all brokerage accounts in which I have beneficial ownership or interest and control (as defined in the Code). Additionally, I will notify Wells Capital Management Compliance upon opening or closing brokerage accounts.

Any exceptions, where applicable, are noted as follows:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


_____________________________              _____________________
Signature                                  Date

_____________________________
NAME (Print)

 The Acknowledgment and Certification form is due 10 days from date of receipt.
                                                  ----------------------------
 Signed copies must be submitted to Wells Capital Compliance, MAC A0103-101.

Date of last revision:                                       September 2000

Wells Capital Management Code of Ethics 7.00                                  16


VII  FREQUENTLY ASKED Questions (FAQs)
================================================================================

 . Who should I submit pre-clearance requests to, what is the minimum information required, and what are the hours for submission of requests?

     Pre-clearance requests should be submitted, via email, to WCM Risk Manage, in the Global Address list. This ensures that someone in the Compliance Group can process the request at all times. For specific questions or concerns regarding the Code, you may direct your inquiries to Monica Poon, our Chief Compliance Officer (poonmo@wellscap.com or 4I5/396-7016)
                                  --------------------

     At a minimum, indicate whether the request is for a BUY or SELL and include the name and/or ticker symbol of the security/securities.

     Requests can be submitted beginning 7:00 am (Pacific) and no later than an hour before the close of the equity markets. Pre-cleared requests are only good for the day.

 .  What is the submission deadline for Quarterly Trade Report?

     Quarterly Trade Reports are due 10 calendar days after the end of each quarter. If the 10th day falls on a weekend or a holiday, the report is due the business day preceding the weekend or the holiday. The 10-day deadline is a regulatory requirement.

 . Why is a Quarterly Trade Report required if duplicate confirms or statements are already received from brokers?

     WCM as an investment adviser is required to review employee transactions to ensure that there are no conflicts of interests between trades executed on personal accounts and those that are executed on behalf of our managed accounts. The Quarterly Trade Report allows WCM to reconcile the transactions that are reported by employees and the activities posted on the statements. The report also provides information when additional shares, stock dividends or receipts (such as gifts of stocks) are added to the accounts.

 . Why are duplicate copies of confirms and statements required to be submitted to Compliance? Would the (Quarterly Report and pre-clear requests suffice?

     This is a regulatory requirement from a report issued by the SECs Division of Investment Management (IM). The IM Report, among other things, enlisted the NASD to adopt a rule requiring its members to notify a fund or an investment adviser whenever an employee opens an account with an NASD-member broker. Upon request of the fund or adviser, the member broker is required to transmit duplicate copies of the employee's trade confirms and account statements.

 .  Why are small cap issues restricted from employee purchases?

     Because of the volume and size of orders that the small cap funds generate, this policy ensures that any appearance of conflict (such as front running and scalping) is avoided. For the purposes of WCM's Code of ethics, restricted "small cap" issues are those that are held by WCM-managed small cap funds, including the WF mutual funds, the DIFs and the Collectives. Restricted small cap issues cannot be

Date of last revision:                                            September 2000

     Wells Capital Management Code of Ethics 7.00                             17

     purchased by WCM employees until such time that the funds are out of the same positions. This restriction covers new purchases only. If you held a restricted stock before your WCM employment or before the Code was revised in Sept 1999, you can sell your positions (subject to pre-clear requirements) but you cannot re-purchase or add shares.

     All other small capitalization issues that are not owned by these managed small cap funds can be purchased by employees subject to pre-clearance and reporting requirements.

 .  What is the 60-day rule and is it a regulatory requirement?

     The 60-day rule prohibits employees from profiting from the purchase and sale, or vice versa, of the same securities within 60-days.

     This is not an SEC requirement but a taskforce guideline instituted by the Investment Company Institute (ICI), the self-regulating organization for the mutual fund industry. Similarly, IMR also has recommended restrictions along the same lines. Because the mutual fund board approves our code of Ethics and expects us to follow the taskforce guidelines from the ICI/AIMR, we are closely bound by those restrictions.